UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2007
PLEXUS CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	000-14824	39-1344447

(State or other jurisdiction of incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

55 Jewelers Park Drive, Neenah, Wisconsin	54957-0156

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(920) 722-3451
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 29, 2007, F. Gordon Bitter retired as Chief Financial Officer of Plexus Corp. Also on that date, the Board elected Ginger Jones as Plexus’ Vice President, Chief Financial Officer. Plexus first announced Ms. Jones’ anticipated succession of Mr. Bitter as Chief Financial Officer on May 10, 2007.
     Ms. Jones, age 43, joined Plexus as its Vice President-Finance in April 2007. Ms. Jones previously served for five years as Vice President, Corporate Controller at Banta Corporation. Ms. Jones’ initial annual salary as Plexus’ Chief Financial Officer is $275,000. Upon her hiring by Plexus in April 2007, she received options to purchase 10,000 shares of common stock at $18.185 per share under the Plexus 2005 Equity Incentive Plan (the “2005 Plan”) and is eligible to receive future grants. Ms. Jones has also entered into a Change in Control Agreement, in the same form as other executive officers, with Plexus. She is participating in the Plexus Variable Incentive Compensation Plan for 2007, and is eligible to participate in the Plexus Executive Deferred Compensation Plan and in other employee benefit plans and programs in the same manner as other executive officers.
     Mr. Bitter is expected to remain employed by Plexus through early February 2008 to provide assistance in transition matters.
     In addition, the Compensation and Leadership Development Committee of the Plexus Board, which administers the 2005 Plan, has adopted a form of stock appreciation rights agreement for use under the 2005 Plan. The adoption was made to facilitate future grants, if any; no awards of stock appreciation rights have yet been made under the 2005 Plan. The form of stock appreciation rights agreement is in accordance with the provisions of, and alternatives provided in, the 2005 Plan. Terms of the specific awards will vary in: the number of shares subject to the awards; the grant price; the date of grant; and identify of the recipients.
Item 7.01. Regulation FD Disclosure
     As part of the press release by which Plexus announced Ms. Jones’ election as Chief Financial Officer, Plexus also announced the election and/or designation of four additional individuals as executive officers. See Exhibit 99.1 hereto, which is incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Form of stock appreciation rights agreement
99.1	Press release of Plexus of August 30, 2007 regarding new officers.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2007	PLEXUS CORP. (Registrant)
	By:	/s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Vice President, General Counsel and Secretary